As filed with the Securities and Exchange Commission on March 14, 2019

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Editas Medicine, Inc.

 (Exact Name of Registrant as Specified in Its Charter)

Delaware	46-4097528
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

11 Hurley Street Cambridge, Massachusetts	02141
(Address of Principal Executive Offices)	(Zip Code)

2015 Stock Incentive Plan

2015 Employee Stock Purchase Plan

(Full Title of the Plans)

Cynthia Collins

President and Chief Executive Officer

Editas Medicine, Inc.

11 Hurley Street

Cambridge, Massachusetts 02141

 (Name and Address of Agent For Service)

(617) 401-9000

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non‑accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b‑2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non‑accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

3.23
Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share	2,451,445(2)	$22.60(3)	$55,402,657(3)	$6,714.81

(1)In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)Consists of (i) 1,961,156 additional shares issuable under the 2015 Stock Incentive Plan and (ii) 490,289 additional shares issuable under the 2015 Employee Stock Purchase Plan.

(3)Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low sale prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on March 7, 2019.

Statement of Incorporation by Reference

This Registration Statement on Form S-8, relating to the 2015 Stock Incentive Plan and the 2015 Employee Stock Purchase Plan (collectively, the “Plans”) of Editas Medicine, Inc. (the “Registrant”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the Plans has previously been filed and is effective. Pursuant to General Instruction E to Form S-8, except as otherwise set forth below, this Registration Statement on Form S-8 incorporates by reference the contents of the following Registration Statements on Form S-8 previously filed by the registrant with the Securities and Exchange Commission:

(1)Registration Statement on Form S-8, File No. 333-209351, filed with the Securities and Exchange Commission on February 3, 2016 by the Registrant, relating to the Registrant’s 2013 Stock Incentive Plan, 2015 Stock Incentive Plan and 2015 Employee Stock Purchase Plan.

(2)Registration Statement on Form S-8, File No. 333-216445, filed with the Securities and Exchange Commission on March 3, 2017 by the Registrant, relating to the Registrant’s 2015 Stock Incentive Plan and 2015 Employee Stock Purchase Plan.

(3)Registration Statement on Form S-8, File No. 333-223529, filed with the Securities and Exchange Commission on March 8, 2018 by the Registrant, relating to the Registrant’s 2015 Stock Incentive Plan and 2015 Employee Stock Purchase Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Number	Description
4.1(1)	Restated Certificate of Incorporation of the Registrant
4.2(2)	Amended and Restated By-Laws of the Registrant
5.1	Opinion of Wilmer Cutler Pickering Hale & Dorr LLP, counsel to the Registrant
23.1	Consent of Wilmer Cutler Pickering Hale & Dorr LLP (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP, independent registered public accounting firm
24.1	Power of attorney (included on the signature pages of this registration statement)
99.1(3)	2015 Stock Incentive Plan
99.2(4)	2015 Employee Stock Purchase Plan

(1)Previously filed with the Securities and Exchange Commission on February 8, 2016 as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37687) and incorporated herein by reference.

(2)Previously filed with the Securities and Exchange Commission on February 8, 2016 as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-37687) and incorporated herein by reference.

(3)Previously filed with the Securities and Exchange Commission on January 4, 2016 as Exhibit 10.10 to the Registrant’s Registration Statement on Form S-1 (File No. 333-208856) and incorporated herein by reference.

(4)Previously filed with the Securities and Exchange Commission on January 4, 2016 as Exhibit 10.25 to the Registrant’s Registration Statement on Form S-1 (File No. 333-208856) and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on March 14,  2019.

EDITAS MEDICINE, INC.

By:	/s/ Cynthia Collins
Cynthia Collins
Interim Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Editas Medicine, Inc., hereby severally constitute and appoint Cynthia Collins and Eric Ek and each of them singly, our true and lawful attorneys with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Editas Medicine, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Cynthia Collins	Interim Chief Executive Officer, Director (principal executive officer)	March 14, 2019
Cynthia Collins

/s/ Eric Ek	Interim Chief Financial Officer (principal financial and accounting officer)	March 14, 2019
Eric Ek

/s/ James Mullen	Chairman of the Board	March 14, 2019
James Mullen

/s/ Andrew Hirsch	Director	March 14, 2019
Andrew Hirsch

/s/ Jessica Hopfield	Director	March 14, 2019
Jessica Hopfield, Ph.D.

/s/ David Scadden	Director	March 14, 2019
David Scadden, M.D.

/s/ Akshay K. Vaishnaw	Director	March 14, 2019
Akshay K. Vaishnaw, M.D., Ph.D.